Exhibit 23b
EVERSHEDS SUTHERLAND (US) LLP
THOMAS E. BISSET
DIRECT LINE: 202.383.0118
E-mail: ThomasBisset@eversheds-sutherland.com
April 12, 2024
VIA EDGAR
Board of Directors
Protective Life Insurance Company
2801 Highway 280 South
Birmingham, AL 35223

Re:	Protective Market Defender Annuity
Initial Registration Statement on Form S-1
Directors:
We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed on the Form S-1 Registration Statement by Protective Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

By:	/s/ Thomas E. Bisset
Thomas E. Bisset